EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212-838-1177
                                FAX 212-838-9190

                                 March 30, 2004

AutoInfo, Inc.
6413 Congress Ave, Suite 240
Boca Raton, Florida 22487

                     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as counsel to AutoInfo, Inc., a Delaware corporation ("AutoInfo"), in connection with the preparation of a registration statement on Form SB-2 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholder of up to 3,633,333 shares of common stock, par value $.001 per share (the "common stock"), of AutoInfo.

      In this regard, we have reviewed the Certificate of Incorporation of AutoInfo, as amended, resolutions adopted by AutoInfo's Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

      Each share of common stock included in the registration statement has been duly authorized for issuance and is legally issued, fully paid and non-assessable.

      Members of Morse, Zelnick, Rose & Lander, LLP own, in the aggregate 34,000 shares of AutoInfo common stock.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                       Very truly yours,


                                       /s/ Morse, Zelnick, Rose & Lander, LLP
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                                       Morse, Zelnick, Rose & Lander, LLP